EXHIBIT 5(a)

FORM OF APPLICATION

Individual Variable Deferred Annuity Application Transamerica Financial Life Insurance Company Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499 (800) 525-6205
Home Office: 440 Mamaroneck Avenue	www.transamericaannuities.com
Harrison, New York 10528

  1. PRODUCT INFORMATION

   Product:    PrincipiumSM III

  2. PRIMARY OWNER INFORMATION

   Type of Owner:

❑	Individual (1)	❑	Trust (Trust Certification Form is Required)	❑	Guardianship / Conservatorship

❑	Corporate	❑	Company Qualified Plan (Profit Sharing Plan, Pension Plan, 401(k))	❑	UGMA / UTMA

Complete Legal Name:

Residential Address:(2) City, State, Zip:

Mailing Address: City, State, Zip:

SSN/TIN: (3) Date of Birth: Telephone:

Gender: ❑ Male ❑ Female

Citizenship: ❑ U.S. Citizen/Entity ❑ Non-U.S.Citizen/Entity (Country: )

❑ Resident Alien ❑ Non-Resident Alien

  3. JOINT OWNER INFORMATION

   If no Joint Owner is listed, Transamerica Life Insurance Company will issue the policy with the Owner listed in Section 2.

Relationship to Owner: (1)

Complete Legal Name:

Residential Address: (2) City, State, Zip:

Mailing Address: City, State, Zip:

SSN/TIN: (3) Date of Birth: Telephone:

Gender: ❑ Male ❑ Female

Citizenship: ❑ U.S. Citizen/Entity ❑ Non-U.S.Citizen/Entity (Country: )

❑ Resident Alien ❑ Non-Resident Alien

(1)

If Type of Owner in Section 2 is Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.

(2)	The Residential Address must be completed and cannot be a P.O. Box.

(3)	Social Security Number (SSN)/Tax Identification Number (TIN)

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  4. ANNUITANT INFORMATION

If no Annuitant is listed, Transamerica Financial Life Insurance Company will issue the policy with the Primary Owner and Annuitant as the same.

Relationship to Owner: (1)

Complete Legal Name:

Residential Address: (2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

  Gender:  ❑ Male  ❑ Female

  Citizenship:  ❑ U.S. Citizen    ❑ Non-U.S.Citizen (Country:                                                   )

                                                         ❑ Resident Alien  ❑  Non-Resident Alien

  5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

❑ Primary	Allocation Percentage:	%

Is this an Irrevocable Beneficiary?	❑ Yes ❑ No	Is this a Restricted Beneficiary?	❑ Yes (3) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

❑ Primary ❑ Contingent	Allocation Percentage:	%

Is this an Irrevocable Beneficiary?	❑ Yes ❑ No	Is this a Restricted Beneficiary?	❑ Yes (3) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

❑ Primary ❑ Contingent	Allocation Percentage:	%

Is this an Irrevocable Beneficiary?	❑ Yes ❑ No	Is this a Restricted Beneficiary?	❑ Yes (3) ❑ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ❑ Male ❑ Female ❑ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

(1)

If Type of Owner in Section 2 is Individual; there must be an immediate (spouse, parent, child, grandparent, grandchild or sibling) familial relationship between the Primary Owner, the Joint Owner (if applicable) and the Annuitant.

(2)	The Residential Address must be completed and cannot be a P.O. Box.

(3)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.

(4)	Submit the Entity Certification or Trustee Certification Form if an Entity or Trust is named as Beneficiary.

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  6. PURCHASE PAYMENT INFORMATION

  Type of Annuity Applying for (select only one):

❑	Non-Qualified	❑	Traditional IRA	❑	Roth IRA	❑	SEP IRA	❑	Simple IRA	❑	BENE IRA(1)

❑	Non-Qualified Stretch(1)	❑	Profit Sharing Plan(2)	❑	Pension Plan (2)	❑	401(k)(2)	❑	Other:(2)

  Funding Options:

❑	Check/Wire Enclosed	❑	Transamerica Financial Life Insurance Company to request release of funds	❑	Insurance Producer/Client to request release of funds

  Source of Funds:

❑	New Money / Contribution Money $ if Qualified Plan - Tax Year:

❑

Non-qualified 1035 Exchange - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the IRC Section 1035 Exchange Form is required. Submit the required state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑

CD/Mutual Fund Redemption - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Mutual Fund/CD Redemption Form is required. Submit the required state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑

Direct Transfer - Anticipated Premium Amount $

If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required. Submit the required state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

❑	Rollover - Anticipated Premium Amount $ If Transamerica Financial Life Insurance Company is to request funds, the Qualified Funds Direct Rollover or Transfer Request Form is required.

  7A. ELECTIONS - DEATH BENEFIT

  You must select only one Death Benefit option. Your selection cannot be changed after the policy has been issued.

❑	Policy Value Death Benefit

❑	Return of Premium Death Benefit

❑	Annual Step-Up Death Benefit

(1)	Include the deceased information in the Owner Information section.
(2)	The Qualified Plan Certification and Acknowledgement Form and Plan Investment and Services Agreement is required if applying for a Qualified Plan.

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  7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S)

You can select only one Living/Withdrawal Benefit.

¿ Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® (RIC) Rider)	- Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint - To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

RIC Rider Option

❑ Death Benefit

The Guaranteed Lifetime Withdrawal Benefit (Retirement Income Choice® (RIC) Rider) may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You may want to consult a tax advisor before selecting withdrawal options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse, if younger) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

The Guaranteed Lifetime Withdrawal Benefit:

—	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

—	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

—	Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

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  7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S) (continued)

  You can select only one Living/Withdrawal Benefit.

¿  Retirement Income MaxSM (RIM) Rider - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint - To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

The Retirement Income Max SM (RIM) Rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise the benefit before or after your required minimum distribution beginning date under the specified contract, you should consider whether the benefit is appropriate for your circumstances. You may want to consult a tax advisor before selecting withdrawal options.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions and limitations, the rider provides a maximum annual withdrawal amount for the life of the annuitant (or if joint, the annuitant’s spouse, if younger) regardless of policy value. The rider is intended to provide you with a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

The Retirement Income Max SM Rider:

—	Can be terminated independently of the policy to which it is attached, at any time within a 30-day window after the fifth rider anniversary and every fifth rider anniversary thereafter.

—	Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the rider has a positive value.

—	Withdrawals prior to the rider anniversary following the annuitant’s (or the younger of the annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal.

¿  Income Link® Rider - Select Investment Allocations within Section 8C.

Election - To elect this rider, select either the Single option or the Joint option.

❑ Single

❑ Joint - To elect this rider option, there must be two spouses who are married to each other and are either joint owners or one spouse is an owner and the other is the sole primary beneficiary.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a guaranteed lifetime withdrawal benefit and an opportunity for increases in the rider withdrawal amount.

Depending on the withdrawal option selected, the withdrawal percentage will decrease after the second, third, fourth, fifth, sixth or seventh withdrawal year. The reduced withdrawal percentage is provided until the death of the annuitant, or the annuitant’s spouse’s death, whichever is later, if joint life is selected.

The Income Link® Rider:

—	Can be terminated independently of the policy to which it is attached, at any time after the fifth rider anniversary.

—

Surrender of the policy due to a reduction in policy value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the Withdrawal Options of the Income Link® Rider has a positive value.

—	Any withdrawal that is not an Income Link® Rider systematic withdrawal or a minimum required distribution systematic withdrawal will result in a negative Withdrawal Base Adjustment.

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  7B. ELECTIONS - LIVING/WITHDRAWAL BENEFIT RIDER(S) (continued)

  You can select only one Living/Withdrawal Benefit.

¿  Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) - Select Investment Allocations within Section 8C.

❑ Guaranteed Principal Solution SM (GPS) Rider -	Not available if the Policy Value Death Benefit was elected in Section 7A.

This optional guarantee is available for an additional charge. Subject to the rider’s terms, conditions, and limitations, the rider provides a guaranteed minimum accumulation benefit and a guaranteed minimum withdrawal benefit.

The Owner must hold the policy in force until the Future Value Date in order to obtain the Guaranteed Minimum Accumulation Benefit available under this rider.

The Living Benefits Rider (Guaranteed Principal Solution SM (GPS)) can be terminated independently of the policy to which it is attached, at any time after the third rider anniversary.

  7C. ELECTIONS - OTHER AVAILABLE RIDER(S)

❑ Waiver of Surrender Charge Rider

  8A. INVESTMENT SELECTION - DOLLAR COST AVERAGING (DCA) PROGRAM

    If immediately investing all funds proceed to Section 8B. If any funds are to be allocated in the DCA complete this section.

Transfer from: (maximum caps may apply)

❑  TA AEGON Money Market        ❑  TA AEGON U.S. Government Securities

Frequency and Number of Transfers: ($500 minimum for each transfer)

Monthly: ❑  6  ❑  12  ❑  24  ❑  Other:                              (minimum 6 months/maximum 24 months)

Quarterly: ❑  4  ❑  8

  8B. INVESTMENT SELECTION - ASSET REBALANCING PROGRAM

Money invested in the Fixed Account is not included. More than one Investment Option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing of the variable investment options according to allocations in Section 8 using the frequency indicated below.

❑  Monthly    ❑  Quarterly    ❑  Semi-Annually    ❑   Annually

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8C. INVESTMENT ALLOCATIONS

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount cannot be indicated below for applicable options elected in Section 7.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	RIC	RIM	Income Link	GPS

	N/A	Initial Investment for DCA	✓	✓	✓	✓	✓	✓	✓

N/A	N/A	1 Year Fixed Guaranteed Period (1) (2) (101)	✓	✓	✓	C	✓	✓	✓

N/A	N/A	3 Year Fixed Guaranteed Period (1) (2) (103)	✓	✓	✓	C	✓	✓	✓

N/A	N/A	5 Year Fixed Guaranteed Period (1) (2) (105)	✓	✓	✓	C	✓	✓	✓

N/A	N/A	7 Year Fixed Guaranteed Period (1) (2) (107)	✓	✓	✓	C	✓	✓	✓

		TA AEGON Money Market (829)	✓	✓	✓	C	✓	✓	✓

		TA AEGON Tactical Vanguard ETF - Balanced (783)	✓	✓	✓	B	✓		✓

		TA AEGON Tactical Vanguard ETF - Conservative (784)	✓	✓	✓	C	✓	✓	✓

		TA AEGON Tactical Vanguard ETF - Growth (782)	✓	✓	✓	A			✓

		TA AEGON U.S. Government Securities (828)	✓	✓	✓	C	✓	✓	✓

		TA Legg Mason Dynamic Allocation - Balanced (766)	✓	✓	✓	B	✓		✓

		TA Legg Mason Dynamic Allocation - Growth (767)	✓	✓	✓	A			✓

		TA PIMCO Total Return (823)	✓	✓	✓	C	✓	✓	✓

		TA Vanguard ETF - Aggressive Growth (780)	✓	✓	✓				✓

		TA Vanguard ETF - Balanced (856)	✓	✓	✓	B	✓		✓

(1)	We reserve the right to prohibit premium payments to the Fixed Account as described in the Payment of Premiums provision of your policy.
(2)	The Guaranteed Periods that may be available when the Fixed Account is available.

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8C. INVESTMENT ALLOCATIONS - continued

For all options listed in this Section, the Initial Percentage (Initial %) column and DCA (if applicable) Percentage (DCA %) column must each total 100%. All options must be entered in whole percentages.

Some elections in Section 7 have subaccount restrictions. In order to allocate to a specific subaccount cannot be indicated below for applicable options elected in Section 7.

Section 7 Elections
Initial %	DCA %	Subaccount Name	Policy Value	Return of Premium	Annual Step Up	RIC	RIM	Income Link	GPS

		TA Vanguard ETF - Conservative (779)	✓	✓	✓	C	✓	✓	✓

		TA Vanguard ETF - Growth (857)	✓	✓	✓	A			✓

  9A. OWNER ACKNOWLEDGEMENTS - DISCLOSURES

—	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

—

This application is subject to acceptance by Transamerica Financial Life Insurance Company. If this application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

—

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

—

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

—	Account values based on the performance of the Separate Account are not guaranteed as to fixed dollar amount.

  9B. OWNER ACKNOWLEDGEMENTS - ELECTRONIC DOCUMENT DELIVERY

Skip to Section 10 if you are not initiating the process of Electronic Document Delivery.

By providing an email address in this section, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

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  10. OWNER & REPRESENTATIVE/INSURANCE PRODUCER - REPLACEMENT INFORMATION

Both the Owner Response and the Representative/Insurance Producer Response columns must be completed.

Replacement Questions	Owner Response	Representative/Insurance Producer Response
Will this annuity replace or change any existing life insurance policies or annuity contracts? If yes - Company: Policy #:	❑ No ❑ Yes	❑ No ❑ Yes

  11. OWNER & ANNUITANT SIGNATURES

❑ Check here if you want to be sent a copy of “Statement of Additional Information."

I HAVE REVIEWED MY FINANCIAL OBJECTIVES AND INSURANCE NEEDS, INCLUDING ANY EXISTING ANNUITY COVERAGE, AND FIND THE ANNUITY BEING APPLIED FOR IS APPROPRIATE FOR MY NEEDS.

Signed at:

City                                                                                                               State                                                                                      Date

Owner(s) Signature: X

Joint Owner(s) Signature: X

Annuitant Signature (if not Owner): X

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  12. REPRESENTATIVE/INSURANCE PRODUCER ACKNOWLEDGEMENTS & SIGNATURES

  I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed Transamerica Life Insurance Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

  Primary Registered Representative/Licensed Insurance Producer

        Print Full Name:

        Representative/Insurance Producer ID Number:

        Email Address (Optional):                                                                                   Phone Number:

        Firm Name:

        Firm Address:

        Commission Split:(1)            %

     Signature: X

  For Representative/Insurance Producer Use Only - Contact your home office for program information.

  Commission options below are based on the product and rider(s) selected.

  ❑  Option A        ❑  Option B        ❑  Option C        ❑  Option D

  (Once selected, program cannot be changed)

  Additional Registered Representative(s)/Licensed Insurance Producer(s)

The following Servicing Registered Representative(s)/Insurance Producer(s) must also meet all licensing, appointment and training required to solicit this policy. As a Servicing Registered Representative/Insurance Producer the individual(s) listed below will have the same independent rights to access policy information and submit instructions as are granted to the Primary Registered Representative/Licensed Insurance Producer of Record.

Print Full Name:

Representative/Insurance Producer ID Number: Commission Split:(1) %

Print Full Name:

Representative/Insurance Producer ID Number: Commission Split:(1) %

Print Full Name:

Representative/Insurance Producer ID Number: Commission Split:(1) %

(1)	Must be in whole percentages. Total Commission Split in Section 12 must equal 100%.

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